EXHIBIT 10.39
STANDARD

VALENCE TECHNOLOGY, INC.

NOTICE OF GRANT OF RESTRICTED STOCK

Notice is hereby given of the following grant of shares (the “Restricted Shares”) of the Common Stock of Valence Technology, Inc., a Delaware corporation (the “Company”):

Participant:

Grant Date:

Vesting Commencement DateL

Number of Restricted Shares: ____________ shares of Common Stock

Vesting Schedule:  Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Shares will vest and the Company’s right to reacquire the Restricted Shares will lapse in accordance with the following schedule:

[insert vesting schedule.]

Participant understands and agrees that the Restricted Shares are granted subject to and in accordance with the terms of the Valence Technology, Inc. 2009 Equity Incentive Plan (the “Plan”).  Participant further agrees to be bound by the terms of the Plan and the terms of the Restricted Shares as set forth in the Stock Issuance Agreement attached hereto as Exhibit A and the Plan attached hereto as Exhibit B.

At Will Employment.  Nothing in this Notice or in the attached Restricted Stock Issuance Agreement or Plan shall confer upon Participant Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, in the attached Restricted Stock Issuance Agreement or in the Plan.

EXHIBIT 10.39

VALENCE TECHNOLOGY, INC.

By:
Title:
12303 Technology Blvd., Suite 950 Austin, Texas 78727

PARTICIPANT

Signature:
Print Name:
Address:

Attachments:
Exhibit A – Restricted Stock Issuance Agreement
Exhibit B – 2009 Equity Incentive Plan

* * * * * *

Notice of Grant of Restricted Stock

EXHIBIT 10.39

EXHIBIT A

RESTRICTED STOCK ISSUANCE AGREEMENT

EXHIBIT 10.39

VALENCE TECHNOLOGY, INC.

RESTRICTED STOCK ISSUANCE AGREEMENT

AGREEMENT made this _____ day of __________, 20__, by and between Valence Technology, Inc., a Delaware corporation, and ____________________, a Participant in the Valence Technology, Inc. 2009 Equity Incentive Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in the Plan or in this Agreement.

1.      Issuance.  The Company hereby grants to the Participant named in the Notice of Grant under the Plan for past services and as a separate incentive in connection with his or her future services and not in lieu of any salary or other compensation for his or her services, an award of Shares of Restricted Stock in the amount set forth in the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.      Escrow.

(a)      All Shares of Restricted Stock will, upon execution of this Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to provide Service to the Company.

(b)           The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)           Upon termination of Participant’s Service for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the Unvested Shares to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unvested Shares to the Company upon such termination.

(d)           The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

(e)           Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f)           In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of Unvested Shares be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unvested Shares and will be subject to all of the conditions and restrictions which were applicable to the Unvested Shares pursuant to this Agreement. If Participant receives rights or warrants with respect to any Unvested Shares, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unvested Shares and will be subject to all of the conditions and restrictions which were applicable to the Unvested Shares pursuant to this Agreement. The Plan Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)           The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3.      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously providing Service from the Date of Grant until the date such vesting occurs.

4.      Plan Administrator Discretion. The Plan Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Unvested Shares at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Plan Administrator.

5.      Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement, the Unvested Shares of Restricted Stock that have not vested at the time Participant ceases to provide Service for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the lesser of (i) the price paid for the Shares of Restricted Stock, if any, and (ii) the Fair Market Value of the Shares of Restricted Stock, returned to the Company pursuant to this Section 5. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such Unvested Shares to the Company upon such termination of service.

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

6.      Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.      No Stockholder Rights.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Holder. Except as provided in Section 2(e), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such shares of Common Stock and receipt of dividends and distributions on such shares of Common Stock.

8.      Additional Conditions to Release from Escrow.  The Company will not be required to issue any certificate or certificates for shares of Common Stock hereunder or release such shares of Common Stock from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such shares of Common Stock to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Plan Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Plan Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Shares of Restricted Stock as the Plan Administrator may establish from time to time for reasons of administrative convenience.

9.      Prohibition on Transfer.  Except to the limited extent provided in Section 6, the Unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Unvested Shares subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

10.      Withholding Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Common Stock may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Plan Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such shares of Common Stock. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of shares of Common Stock otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable shares of Common Stock otherwise are scheduled to vest pursuant to this Agreement, Participant will permanently forfeit such shares of Common Stock and the shares of Common Stock will be returned to the Company at no cost to the Company.

11.      No Employment or Service Contract.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause and without notice.

12.      Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

13.      Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future awards of Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.      Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

15.      Participant Undertaking.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Shares of Restricted Stock pursuant to the provisions of this Agreement.

16.      Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

17.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without resort to that State’s conflict-of-laws rules.  For purposes of litigating any dispute that arises under this Restricted Stock Issuance Agreement or the Notice of Grant, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in the courts of Travis County, Texas, or the federal courts for the United States for the Western District of Texas.

18.      Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

19.      Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this award of Shares of Restricted Stock.

20.      Amendment, Suspension or Termination of the Plan. By accepting this award of Shares of Restricted Stock, Participant expressly warrants that he or she has received Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

[Signature page follows]

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Issuance Agreement on the day and year first indicated above.

VALENCE TECHNOLOGY, INC.

By:
Name:
Title:

Address:	12303 Technology Blvd., Suite 950 Austin, Texas 78727

PARTICIPANT

Name
Address:

Email:

Exhibit A to Notice of Grant of Restricted Stock

EXHIBIT 10.39

APPENDIX

The following definitions shall be in effect under the Agreement:

A.      Agreement shall mean this Restricted Stock Issuance Agreement.

B.      Code shall mean the Internal Revenue Code of 1986, as amended.

C.      Common Stock shall mean the Company’s common stock.

D.      Company shall mean Valence Technology, Inc., a Delaware corporation.

E.      Escrow Holder shall have the meaning assigned to the term in Section 2(a).

F.      Notice of Grant shall mean the Notice of Grant of Restricted Stock delivered to Participant in connection with the issuance of the Shares of Restricted Stock.

G.      Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

H.      Participant shall mean the person to whom the Shares of Restricted Stock are issued under the Plan.

I.      Plan shall mean the Company’s 2009 Equity Incentive Plan, as the same may be amended or restated, or any successor plan.

J.      Plan Administrator shall mean either the Company’s Board of Directors or a committee of the Company’s Board of Directors acting in its administrative capacity under the Plan.

K.      Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

L.      Service shall mean the Participant’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or a consultant.

M.      Shares of Restricted Stock shall means the shares of Common Stock subject to this Agreement, the number of which shall be set forth in the Notice of Grant.

EXHIBIT 10.39

N.      Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

O.      Unvested Shares shall mean shares of Restricted Stock that have not yet vested pursuant to the terms of this Agreement.

P.      Vesting Schedule shall mean the vesting schedule specified in the Notice of Grant of Restricted Stock.

Appendix to Restricted Stock Issuance Agreement